Exhibit 99.1

                      STATEMENT OF CHIEF EXECUTIVE OFFICER
                         PURSUANT TO 18 U.S.C. ss. 1350

         In connection with Amendment No. 1 to the Quarterly Report on Form 10-QSB for the period ended March 31, 2002 (the "Form 10-QSB/A") of Millennium Bankshares Corporation (the "Company"), I, Carroll C. Markley, Chairman and Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

         (a) the Form 10-QSB/A fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB/A.



By:/s/Carroll C. Markley                          Date:  August 19, 2002
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   Carroll C. Markley
   Chairman and Chief Executive Officer